UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2024

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Puerto Rico	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 Calle De San Francisco Suite 200 PMB 2106
San Juan, Puerto Rico	00901-1607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 383-8983

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

On March 4, 2024, the Board of Directors of Unusual Machines, Inc. (the “Company”) appointed Andrew Camden, 33, as the Company’s Chief Operating Officer, effective immediately. Mr. Camden has been the President of Rotor Riot, LLC since 2018. On February 16, 2024, the Company acquired Rotor Riot, LLC.

Mr. Camden will receive a salary of $150,000 per year, an increase of $25,000 to cover his added responsibilities.

Mr. Camden was not appointed pursuant to any arrangement or understanding with any person, and Mr. Camden does not have any family relationships with any directors or executive officers of the Company.

Item 8.01. Other Events.

On March 7, 2024, the Company issued a press release announcing the appointment of Andrew Camden as the Chief Operating Officer of the Company as described in Item 5.02 of this Current Report. The Company’s press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
99.1	Press Release Dated March 7, 2024				X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: March 7, 2024	By:	/s/ Allan Evans
	Name:	Allan Evans
	Title:	Chief Financial Officer

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